                                                                   Exhibit 23(c)

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8, of our reports dated January 20, 1998 (except with respect to the matter discussed in Note 9, as to which the date is February 27, 1998) included in Transaction Network Services, Inc. and Subsidiaries' Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.

                                         /s/ ARTHUR ANDERSEN LLP
                                         ---------------------------------------
                                         ARTHUR ANDERSEN LLP

Washington, D.C.,
November 11, 1998


                                       14